                                                                Exhibit 99(g)

                           Amendment #9 to Exhibit A

     Exhibit A to Custodian Agreement dated as of July 1, 1996 between Bankers Trust Company and BT Investment Funds is hereby amended:

The following is a list of Portfolios       The following is a list of Investment
referred to in the first WHEREAS clause     Portfolios referred to in Section 28 of the
of the Agreement.                           Agreement.

Cash Management Fund Investment              Cash Management Portfolio
Tax Free Money Fund Investment               Not Applicable
NY Tax Free Money Fund Investment            Not Applicable
Treasury Money Fund Investment               Treasury Money Portfolio
International Equity Fund                    International Equity Portfolio
Mid Cap Fund                                 Capital Appreciation Portfolio
Lifecycle Long Range Fund                    Asset Management Portfolio
Lifecycle Mid Range Fund                     Asset Management Portfolio II
Lifecycle Short Range Fund                   Asset Management Portfolio III
Small Cap Fund                               Small Cap Portfolio
PreservationPlus Income Fund                 PreservationPlus Income Portfolio
Quantitative Equity Fund                     Quantitative Equity Portfolio
Global Equity Fund                           Not Applicable

This Amendment supercedes all other Amendments to Exhibit A.

Dated as of April 27, 2001


                                     BT INVESTMENT FUNDS

                                     By: /s/ Daniel O. Hirsch
                                         __________________________

                                     Name: Daniel O. Hirsch

                                     Title:  Secretary


                                     BANKERS TRUST COMPANY

                                     By: /s/ Ross C. Youngman
                                         __________________________

                                     Name: Ross C. Youngman

                                     Title: Managing Director